EXHIBIT 23


                             ACCOUNTANT'S CONSENT


    We consent to the incorporation by reference in Post Effective Amendments to outstanding effective registration statements numbers 2-36778, 2-56410 and 33-30530 on Form S-8, and in outstanding effective registration statements on Form S-16 included in such S-8 filings, of our report dated February 4, 1994 on the consolidated financial statements of Jefferson-Pilot Corporation and subsidiaries, which appears on page 29 of the Annual Report to Shareholders and is incorporated by reference into the Report on Form 10-K of Jefferson-Pilot Corporation for the year ended December 31, 1993.




                                       McGLADREY & PULLEN


Greensboro, North Carolina
March 29, 1994






























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